Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley, Joseph Gangemi, Richard Patryn and Rona Korman to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant’s Registration Statement on Form S-3 described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley, Joseph Gangemi, Richard Patryn and Rona Korman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Company’s Registration Statement on Form S-3 registering for resale up to all of the shares of common stock of Center Bancorp, Inc. (the “Company”) owned by the Shareholders (as such term is defined the Registration Rights Agreement, dated as of January 20, 2014, by and between the Company and the shareholders of the Company named therein), including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of May 29, 2014.

Signatures	Title

/s/ ALEXANDER BOL Alexander Bol	Director
/s/ FREDERICK FISH Frederick Fish	Director
/s/ HOWARD KENT Howard Kent	Director
/s/ NICHOLAS MINOIA Nicholas Minoia	Director
/s/ HAROLD SCHECHTER Harold Schechter	Director
Lawrence B. Seidman	Director
/s/ WILLIAM THOMPSON William Thompson	Director
/s/ RAYMOND VANARIA Raymond Vanaria	Director
/s/ ANTHONY C. WEAGLEY Anthony C. Weagley	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/ FRANCIS R. PATRYN Francis R. Patryn	Principal Financial Officer and Principal Accounting Officer